Halozyme Provides 2023 Financial Guidance and Outlook

2023 Total Revenue Guidance of $815 to $845 Million Representing >20% Growth Over Expected 2022 Revenue
2023 Recurring Revenues from Royalties Projected to Grow by >20% to $445 to $455 Million

2023 EBITDA Projected to Grow by >30% Year-Over-Year to $415 to $440 Million

2023 Non-GAAP Diluted EPS Guidance of $2.50 to $2.65

SAN DIEGO, January 10, 2023 /PRNewswire/ -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) today announced its 2023 financial guidance and commented on its outlook for the upcoming year.

“In 2022, we project we achieved record revenue of greater than $655 million and we completed the acquisition of Antares Pharma, opening up an expanded set of opportunities for our subcutaneous drug delivery business,” said Dr. Helen Torley, president and chief executive officer. “In 2023, we project record revenue of $815 to $845M and greater than 30% growth in EBITDA to $415 to $440 million. As our ENHANZE pipeline advances, we are excited about the future royalty revenue opportunities represented in 2023 by the potential for two new commercial launches, SC efgartigimod and SC atezolizumab.”

Anticipated 2023 Key Events:

•Projected growth of >20% in the Company’s high-margin, recurring revenue stream from royalties to approximately $445 to $455 million driven by continued strength in Wave 2 products, including DARZALEX® SC (daratumumab) and Phesgo® (pertuzumab, trastuzumab and hyaluronidase) utilizing ENHANZE® technology, as well as full year auto-injector royalty contribution.
•Two ENHANZE® subcutaneous (SC) approvals and commercial launches by collaboration partners, including SC efgartigimod and SC atezolizumab.
•Four Phase 3 study data readouts from products utilizing ENHANZE® by the Company’s collaboration partners
•SC efgartigimod in CIDP, ITP and Pemphigus (autoimmune disorders of the nervous system, blood and skin)
•SC ocrelizumab for certain patients with multiple sclerosis
•At least 2 new products utilizing ENHANZE® entering Phase 1 development by the Company’s collaboration partners.
•At least one new collaboration and licensing agreement for ENHANZE®, for a partner to test our developmental large volume auto-injector plus ENHANZE®, and for our small volume auto-injector.
•Initiation of a clinical study to continue to evaluate the feasibility testing of our large volume auto-injector.

•Up to $150 million in share repurchases, dependent on market conditions and other factors, as part of the $750 million three-year share repurchase plan authorized by Halozyme’s board of directors in December 2021 demonstrating the Company’s continued commitment to a balanced capital allocation strategy.
2023 Financial Guidance:

•Revenue: Halozyme expects total revenue of $815 million to $845 million, representing growth of >20% over 2022 expected total revenue. The Company expects revenue from royalties to increase >20% over expected revenue from royalties in 2022, to a range of $445 million to $455 million.
•EBITDA: Halozyme expects EBITDA of $415 million to $440 million, representing growth of >30% over 2022 expected EBITDA and excludes the impact of amortization costs in 2023 related to the Antares Pharma acquisition.
•Earnings per Share: Halozyme expects Non-GAAP diluted earnings per share of $2.50 to $2.65. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2023 Financial Guidance

Guidance Range
Total Revenue	$815 to $845 million
Royalty Revenue	$445 to $455 million
EBITDA	$415 to $440 million
Non-GAAP Diluted EPS	$2.50 to $2.65

About Halozyme Therapeutics, Inc.

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme's commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 600,000 patient lives in post-marketing use in five commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED®, TLANDO® and NOCDURNA® and partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceutical, Covis Pharma, Pfizer and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation and amortization (EBITDA) and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, debt extinguishment expense, intangible asset amortization, changes in contingent liabilities, transaction costs for business combinations and certain adjustments to income tax expense. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company's ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme's normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Halozyme considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company's core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses Non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.
Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company's expected future financial performance (including the Company's financial outlook for 2022 and 2023) and expectations for future growth, profitability, total revenue and royalty revenue, net income, EBITDA and earnings-per-share and to repurchase shares under its share repurchase program and expand the Company’s platform through potential acquisitions. Forward-looking statements regarding the Company's ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of larger volumes of injectable medications through subcutaneous delivery and the Company’s plans to develop a large volume auto-injector. Forward-looking statements regarding the Company's business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts and readouts, regulatory submissions and product launches, the size and growth prospects of our partners' drug franchises, potential new collaborations and collaborative targets, potential partnership to test our planned large volume auto-injector and regulatory review and potential approvals of new partnered or proprietary products. These forward-looking statements are typically, but not always, identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company's share repurchase program or planned platform expansion, unexpected results or delays in the growth of the Company's business including any delays in entering into new collaboration agreements, or in the development, regulatory review or commercialization of the Company's partnered or proprietary products, unexpected delays in the Company’s plans to develop a large volume auto-injector, including any potential delays caused by the current COVID-19 global pandemic, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@antarespharma.com

Dawn Schottlandt / Claudia Styslinger
Argot Partners
212-600-1902
Halozyme@argotpartners.com